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                                                            EXHIBIT 21


                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
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               LEGAL ENTITY                    INCORPORATION                          OWNERSHIP
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
Mechanical Dynamics, Inc.                   Michigan, USA

MDI International, Inc.                     Michigan, USA        100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics FSC, Inc.               Barbados             100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics GmbH                    Germany              100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics SarL                    France               100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics International, Ltd.     United Kingdom       100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Sweden AB               Sweden               100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Italy srl               Italy                100% owned by Mechanical Dynamics, Inc.

MEC.Design srl                              Italy                99% owned by Mechanical Dynamics Italy srl

Mechanical Dynamics Japan K.K.              Japan                66% owned by Mechanical Dynamics, Inc.
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